UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 23, 2020

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 23, 2020, at 5:00 p.m. Eastern time (the “Effective Time”), CVR Partners, LP, a Delaware limited partnership (the “Partnership”), effected the previously announced 1-for-10 reverse unit split (the “Reverse Unit Split”) of its common units representing limited partner interests in the Partnership (the “common units”). The common units will begin trading on a split-adjusted basis on the New York Stock Exchange (the “NYSE”) on November 24, 2020.

Pursuant to the Reverse Unit Split, common unitholders received one common unit for every 10 common units owned at the Effective Time. Any fractional units of common unitholders were rounded up or down, as applicable, to the nearest whole common unit, with any fraction equal to or above 0.5 common units rounded up to the next higher common unit.

Immediately prior to the Reverse Unit Split, there were approximately 111 million common units issued and outstanding and immediately after the Reverse Unit Split, the number of issued and outstanding common units decreased to approximately 11 million, with proportionate adjustments to the common units under the Partnership’s long-term incentive plan and outstanding awards thereunder. In connection with the Reverse Unit Split, the CUSIP number of the common units changed to 126633 205. The Partnership’s ticker symbol on the NYSE, “UAN,” remains the same.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2020

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer